UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Image Sensing Systems, Inc.

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Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (651) 603-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2006

TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. Central Time on Wednesday, May 17, 2006, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota, for the following purposes:

1.	To elect five directors to serve on our Board of Directors.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2006 fiscal year.

3.	To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 22, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of our company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/   James Murdakes

James Murdakes
Chairman of the Board, Chief Executive Officer,
President and Secretary

Dated:   April 17, 2006

We urge you to mark, sign and date the enclosed proxy and promptly mail it in the enclosed envelope which requires no postage if mailed in the United States.

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

What is the purpose of the meeting?	1
Who is entitled to vote at the meeting?	1
What are my voting rights?	1
How many shares must be present to hold the meeting?	1
How do I vote my shares?	1
Can I vote my shares in person at the meeting?	2
What vote is required for the election of directors or for a proposal to be approved?	2
How are votes counted?	2
How does the Board of Directors recommend that I vote?	2
What if I do not specify how I want my shares voted?	3
Can I change my vote after submitting my proxy or voting instructions?	3
Who pays for the cost of proxy preparation and solicitation?	3
How can I communicate with the Board of Directors?	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	8

Board Independence	8
Board Meetings and Committees	8
Executive Sessions of the Board	9
Compensation of Directors	9
Policy Regarding Attendance at Annual Meetings	9

EXECUTIVE COMPENSATION	10

Summary Compensation Table	10
Stock Options	11
Employment Agreements	11

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

Audit Committee Report	13
Audit Fees	14
Audit-Related Fees	14
Tax Fees	14
All Other Fees	14
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm	14

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING	15

ANNUAL REPORT TO SHAREHOLDERS	15

OTHER MATTERS	15

i

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2006

        The Board of Directors of Image Sensing Systems, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on May 17, 2006, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 17, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set March 22, 2006, as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 22, 2006, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 3,706,405 shares of common stock, par value $.01, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 3,706,405 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposal (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2006 fiscal year.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2006 fiscal year; and

•	in the discretion ofthe persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to March 4, 2006.

Can I change my vote after submitting my proxy or voting instructions?

Yes. You may revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways:

•	by giving written notice of revocation to Arthur J. Bourgeois, our Chief Financial Officer;

•	by submitting a later-dated proxy; or

•	by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to:

The Office of the Corporate Secretary Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, MN 55104

Our Corporate Secretary will deliver such letters to a director that can address the matter, or to a specified director if so addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 22, 2006 by (1) each person or entity known by us to own beneficially more than five percent of our common stock; (2) each director and nominee for election as a director of Image Sensing Systems; (3) each of our executive officers named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible currently or within 60 days after March 22, 2006 are deemed outstanding for computing the beneficial ownership percentage of the person holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Image Sensing Systems.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Austin W. Marxe and David M. Greenhouse 153 East 53rd Street New York, NY 10022	804,526	(1)	21.7%

Heartland Advisors, Inc.	230,000	(2)	6.2%
789 North Water Street
Milwaukee, WI 53202

Walrus Partners, L.L.C. 8014 Olson Memorial, No. 232 Golden Valley, MN 55427	229,750	(3)	6.2%

Brown Bros. Harriman & Co.	209,200	(4)	5.6%
59 Wall Street
New York, NY 10005

Mats Johan Billow	12,500	(5)	0.3%
Arthur J. Bourgeois	13,300	(5)	0.4%
Richard P. Braun	—		—
Michael G. Eleftheriou	26,000	(5)	0.7%
Richard C. Magnuson	—		—
Panos G. Michalopoulos	570,675	(5)(6)(7)	15.2%
James Murdakes	65,526	(5)	1.7%
All directors and executive officers as a group (7 persons)	688,001	(5)	17.8%

_________________

(1)

We have relied upon the information supplied by Austin W. Marxe (Marxe) and David M. Greenhouse (Greenhouse) in a Schedule 13D furnished to us reporting information as of December 30, 2005. Marxe and Greenhouse share sole voting and investment power over 90,802 shares of our common stock owned by Special Situations Cayman Fund, L.P., 29,109 shares of our common stock owned by Special Situations Fund III, L.P., 332,084 shares of our common stock owned by Special Situations Fund III QP, L.P. 63,049 shares of our common stock owned by Special Situations Technology Fund, L.P. and 289,482 shares of our common stock owned by Special Situations Technology II, L.P.

(2)

We have relied upon the information supplied by Heartland Advisors, Inc. (Heartland) and William J. Nasgovitz in a Schedule 13G furnished to us reporting information as of December 31, 2005. Heartland, and Mr. Nasgovitz by virtue of his ownership of Heartland, has shared voting and investment power over the indicated shares. Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on the Schedule 13G.

(3)

We have relied upon the information supplied by Walrus Partners, L.L.C. (Walrus) in a Schedule 13G furnished to us reporting information as of December 31, 2005. Walrus is an investment adviser registered with the State of Minnesota and as such may be deemed to have sole voting and investment power over the indicated shares. Walrus disclaims beneficial ownership of any securities held by its investment advisory clients.

(4)

We have relied upon the information supplied by Brown Brothers Harriman & Co. in a Schedule 13G furnished to us reporting information as of January 20, 2005. The reported shares are held in discretionary accounts over which Brown Brothers Harriman & Co. has shared voting and investment power.

(5)

Includes shares issuable pursuant to options exercisable currently or within 60 days after March 22, 2006: for Mr. Billow, 12,500 shares; for Mr. Bourgeois, 13,300 shares; for Mr. Eleftheriou, 26,000 shares; for Dr. Michalopoulos, 42,000 shares; for Mr. Murdakes, 56,000 shares; and for all directors and executive officers as a group, 149,800 shares.

(6)

Includes 182,366 shares of common stock held by Ms. Betty Papapanou (the former spouse of Dr. Michalopoulos). In accordance with an agreement between Ms. Papapanou and Dr. Michalopoulos, Ms. Papapanou will vote all such shares consistent with the recommendations of the majority of our Board of Directors, unless Dr. Michalopoulos agrees in writing that she need not so vote with respect to a specific proposal.

(7)	Includes 346,309 shares held by Transatlantic Emporium & Technology Exchange LLC, a corporation controlled by Dr. Michalopoulos.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2005.

PROPOSAL 1 – ELECTION OF DIRECTORS

        The business and affairs of Image Sensing Systems are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. All of the nominees presently are members of the Board of Directors.

        The Board of Directors recommends that you vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

        If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

        The nominees for election to our Board of Directors provided the following information about themselves.

Richard P. Braun, age 80, director since 1994. Mr. Braun served as Director of the Center for Transportation Studies at the University of Minnesota from 1987 to 1994. From September 1993 to February 1995, Mr. Braun served as Chairman of the State of Minnesota’s Metropolitan Airports Commission, and he was Commissioner of Transportation for the State of Minnesota from 1979 to 1987. Mr. Braun retired from full-time employment in 1994. Mr. Braun is a member of the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee.

Michael G. Eleftheriou, age 61, director since 2002. Since June 2005, Mr. Eleftheriou serves as the President and CEO of Catalyst International, Inc., a privately-held company focused on software products and services in Supply Chain Execution and Management. From November 2004 to June 2005, Mr. Eleftheriou served as Executive Vice President at NJK Holding, a Minneapolis-based privately-held investment company. Mr. Eleftheriou served as President and Chief Executive Officer of Creative Publishing International, a Minneapolis-based publisher, from July 2001 until it was sold in July 2004, and served as interim President of Imaging Acceptance Corporation, the successor company, thru October 2004. From November 2000 to July 2001, Mr. Eleftheriou provided executive consulting services to providers of web-based media. Mr. Eleftheriou served as Vice President, Systems Integration Services at Control Data Systems from 1997 to 1998, and as President, Systems Integration Services at Control Data Systems and its successor company Syntegra U.S.A., the global consulting and systems integration arm of British Telecommunications plc, from 1998 to November 2000. From 1968 to 1997, he held various positions domestically and internationally in engineering, software, product development, sales, marketing and general and executive management at Control Data Corporation and Control Data Systems, Inc., a provider of computing and systems integration services that was spun off from Control Data Corporation in 1992. Mr. Eleftheriou is chairman of the Compensation and Stock Option Committee and is a member of the Audit Committee and the Nominating Committee.

Richard C. Magnuson, age 64, director since 1990. Since 1997, Mr. Magnuson has served as Chairman and Chief Financial Officer of BioMedix, Inc., a medical device company. From 1995 to 1997, he operated his own management consulting firm, Operating Management, Inc. Mr. Magnuson served as President and Chief Executive Officer of Image Sensing Systems from 1991 to 1995 and as Vice President and Secretary during 1995. From 1988 to 1990, Mr. Magnuson worked with Image Sensing Systems as a private consultant. Mr. Magnuson is chairman of the Audit Committee and a member of the Nominating Committee.

Panos G. Michalopoulos, age 57, is the founder of the company and has been director since 1984.  Dr. Michalopoulos, was Chairman of the Board of Image Sensing Systems from our inception in 1984 through 1999 and served as Chief Scientific Advisor from 1995 through 2000. Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota since 1997.  Dr. Michalopoulos has more than 35 years of research, teaching and consulting experience in traffic engineering operations surveillance and control.  He has taught at several universities, consulted with many firms in the United States and abroad in the area of traffic management and control, and has worked as a traffic engineer.  Dr. Michalopoulos is chairman of the Nominating Committee and a member of the Compensation and Stock Option Committee.

James Murdakes, age 73, director since 1994. Mr. Murdakes was elected Chairman of the Board of Image Sensing Systems in February 2002 and was appointed Chief Executive Officer and President of Image Sensing Systems, Inc. in April 2002. He served as President and Chief Executive Officer of LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, from 1993 through 1996, and was Chairman of the Board of Directors and a management consultant to LSC in 1997. He was retired from full-time employment from 1998 to 2002. Mr. Murdakes is a member of the Nominating Committee.

        In addition to Mr. Murdakes, the other executive officers of Image Sensing Systems and their biographical information are as follows:

Mats Johan Billow, age 43, was appointed Managing Director of our wholly-owned subsidiary Flow Traffic Ltd. in June 2002 and served as Vice President for International Business of Image Sensing Systems from February 2002 until June 2002. Flow Traffic distributes traffic management products and systems and provides marketing and technical support for a broad range of traffic technologies throughout Asia. Mr. Billow founded Flow Traffic in 1998 and served as its General Manager from its inception through June 2002. Between 1996 and 1998, Mr. Billow was the General Manager of Peek Ltd., the Asia-Pacific arm of Peek plc, a provider of products and services for improving traffic and the traveler environment, with responsibility for Peek’s traffic business in East Asia. During this time he managed Peek’s Chinese joint venture business and various traffic projects funded by the World Bank and Asian Development Bank. Mr. Billow served as a member of our Board of Directors from February 2002 through August 2002.

Arthur J. Bourgeois, age 65, has served as Chief Financial Officer and Treasurer of Image Sensing Systems, Inc. since May 2002. From 1995 through October 1999, Mr. Bourgeois served in this same capacity for Image Sensing Systems, Inc. Mr. Bourgeois was retired from employment from October 1999 to May 2002. From 1965 through 1994, he practiced as a CPA and ended his professional public accounting career as an assurance partner with Ernst & Young LLP.

CORPORATE GOVERNANCE

        Our Board of Directors and management are dedicated to exemplary corporate governance. In 2004, we adopted a Code of Ethics and Business Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics and Business Conduct can be found on our website at www.imagesensing.com by clicking on Investor Relations and then Corporate Code of Ethics and Business Conduct.

Board Independence

        Our Board of Directors has determined that each of our directors is independent under the Nasdaq listing standards, except for James Murdakes, who serves as our Chairman, Chief Executive Officer and President. Each of our Audit and Compensation and Stock Option committees is composed only of independent directors. In making the independence determinations, we reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management.

Board Meetings and Committees

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation and Stock Option, and Nominating. Each of our Audit and Nominating committees has adopted and operates under a written charter. Copies of the charters of the Audit and Nominating committees may be found on our website at www.imagesensing.com by clicking on Investor Relations. The current membership of the standing committees is indicated in the foregoing section. The Board of Directors held six meetings during fiscal 2005. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2005.

Audit Committee

        The Audit Committee is responsible for the selection and compensation of the independent registered public accounting firm, and it reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee on page 13 of this proxy statement. The Audit Committee members meet the existing independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. Our Board of Directors has identified Richard C. Magnuson, Michael G. Eleftheriou and Richard P. Braun to be audit committee financial experts under the rules of the Securities and Exchange Commission. During fiscal 2005, the Audit Committee held eight meetings.

Compensation and Stock Option Committee

        The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key personnel. During fiscal 2005, the Compensation and Stock Option Committee held five meetings.

Nominating Committee

        The Nominating Committee recommends new director nominees to the Board. During fiscal 2005, the Nominating Committee held two meetings.

        The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Image Sensing Systems, the Nominating Committee considers criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.

        The Nominating Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

        The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        No candidates for director nominations were submitted by any shareholder in connection with the 2006 annual meeting.

Executive Sessions of the Board

        At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements of the Nasdaq listing standards being present.

Compensation of Directors

        Each of our non-employee directors receives the following fees for serving as a director: $4,000 paid immediately after the annual shareholders’ meeting and $700 paid each month during which the director serves on the Board. Directors who are appointed to the Board at any time after the annual meeting receive a pro rata amount. In connection with their initial appointment or election to the Board, non-employee directors are granted a non-incentive stock option to purchase 36,000 shares of our common stock. The option shares become exercisable in three equal installments on the first, second and third anniversary of the date of grant. These grants are made under the 2005 Stock Incentive Plan.

Policy Regarding Attendance at Annual Meetings

        We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors attended the annual shareholders meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation awarded to or earned in the last three fiscal years by our chief executive officer and each of our other executive officers whose annual compensation paid by us in fiscal 2005 exceeded $100,000.

Name and Principal Position	Year	Annual Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)
James Murdakes	2005	125,000	21,722		15,678	(1)
Chairman of the Board, Chief	2004	111,960	40,000		11,200
Executive Officer and President	2003	96,000	25,000		10,000

Mats Johan Billow	2005	207,948	—		10,397	(3)
Managing Director, Flow Traffic Ltd.	2004	206,981	194,394	(2)	10,365
	2003	203,325	34,085		10,166

Arthur J. Bourgeois	2005	106,200	22,460		2,540	(4)
Chief Financial Officer	2004	93,040	25,000		—
	2003	84,000	20,000		—

_________________

(1)	Represents annual retainer of $12,400 paid to Mr. Murdakes for his service on the Board of Directors and $3,278 paid as profit sharing into his 401(k) Plan account.

(2)	Represents incentive bonus of $17,337 and $177,057 paid as a bonus in lieu of allowing vesting of an option to purchase 12,500 shares of our common stock at $1.71 per share.

(3)	Represents pension plan contributions paid by Flow Traffic Ltd.

(4)	Represents amount paid as profit sharing into his 401(k) Plan account.

Stock Options

        No stock options or stock appreciation rights were granted in fiscal 2005 to the executive officers named in the Summary Compensation Table.

        The following table summarizes option exercises during fiscal 2005 by the executive officers named in the Summary Compensation Table and the value of the options held by these officers at the end of fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
James Murdakes	0	0	56,000/0	613,640/0
Mats Johan Billow	0	0	12,500/0	145,375/0
Arthur J. Bourgeois	0	0	14,000/0	155,260/0

_________________

(1)	Value determined by subtracting the exercise price per share from the closing price per share of our common stock on December 31, 2005.

Employment Agreements

James Murdakes

        On April 7, 2006, we entered into an employment agreement (the Employment Agreement) with James Murdakes, providing that Mr. Murdakes will serve “at will” as our Chief Executive Officer and President from January 1, 2006 through December 31, 2006 (the Employment Term).

        Pursuant to the Employment Agreement, Mr. Murdakes will be paid a salary of $145,000 for the Employment Term, subject to adjustment by our Compensation Committee in its sole and absolute discretion.  In addition, the Employment Agreement provides that Mr. Murdakes will receive four weeks vacation per year on an accrual basis and will be eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Board of Directors.

        In the event Mr. Murdakes’s employment is terminated by us without cause (as defined in the Employment Agreement), the Employment Agreement provides that Mr. Murdakes will be entitled to receive six months severance pay.  We also agreed to pay Mr. Murdakes twelve months salary in the event that over 50% of our common stock changes hands, substantially all of our assets are sold or our Board of Directors, in its sole and absolute discretion, determines that there has been a sufficient change in stock ownership of Image Sensing Systems, Inc. to constitute a change in control of Image Sensing Systems, Inc.

        The Employment Agreement supersedes Mr. Murdakes’s Consulting Agreement with us dated March 23, 2004.

Mats Johan Billow

        Mr. Billow was appointed Managing Director of our wholly-owned subsidiary, Flow Traffic Ltd., in June 2002 and served as Vice President for International Business of Image Sensing Systems from February 2002 until June 2002. Flow Traffic and Image Sensing Systems entered into an employment agreement with Mr. Billow on June 14, 2002, in which we agreed to guarantee certain of Flow Traffic’s obligations to Mr. Billow set forth in the agreement. The agreement was effective as of April 1, 2002 and provides for annual base compensation to Mr. Billow of HK1,586,000 (approximately US$203,000) per year, which includes a provision for a housing allowance and which is subject to annual review by Flow Traffic’s Board of Directors. Mr. Billow’s annual base compensation for 2004 was increased to HK1,612,000 (approximately US$207,000), and remained the same for 2005. In March 2006, the Board of Directors reaffirmed the same amount of annual base compensation for 2006.

        In addition to his annual base compensation, Mr. Billow is eligible to receive incentive compensation based on three levels of pre-tax, pre-bonus income earned by Flow Traffic, Ltd. His employment agreement provided that for 2004, if Flow Traffic achieved pre-tax income of between US$181,818 and US$250,000, Mr. Billow would receive a cash bonus in an amount equal to 10% of Flow Traffic’s pre-tax income (but not to exceed $25,000), except that if, after taking the payment of any such bonus into account, Flow Traffic’s pre-tax income fell below $181,818, then the bonus would be decreased by an amount equal to the difference between $181,818 and the lower pre-tax income amount. If, after taking the payment of any such bonus into account, Flow Traffic achieved pre-tax income in excess of US$250,000, then Mr. Billow would receive a bonus of $25,000 plus an additional cash bonus of up to five percent of any pre-tax income exceeding $250,000, after giving effect to all bonuses paid to Mr. Billow and other Flow Traffic employees. The Board of Directors added a third level of bonus payment for 2004, wherein Mr. Billow would be paid an additional bonus if pre-tax profit, after deducting all other bonuses, exceeded$400,000; this bonus would equal any pre-tax profit in excess of $400,000, limited to $15,000. Based on these provisions, Mr. Billow earned a bonus for 2004 in the amount of $17,337. In March 2005, the Board of Directors changed the third level of bonus payment for 2005, wherein Mr. Billow would be paid an additional bonus if Flow Traffic’s sales revenues exceed $2,500,000; this bonus was limited to $15,000 and was payable only to the extent the bonus did not lower pretax income to less than $300,000. Based on these provisions, no bonus was earned in 2005. The bonus plan for 2006 is in the process of being finalized.

        Mr. Billow may terminate his employment agreement for any reason upon six months’ notice and the agreement may be terminated by Flow Traffic for any reason at any time. Under the agreement, if Flow Traffic terminates Mr. Billow without cause, it must pay him severance in an amount equal to one year of Mr. Billow’s base compensation. During the term of the agreement and for a period of 12 months following any termination of employment, Mr. Billow will not (1) directly or indirectly engage in any business activity that is competitive with any business of Flow Traffic or Image Sensing Systems, (2) provide technical, commercial or professional advice to any business that is competitive with Flow Traffic or Image Sensing Systems, or (3) solicit or otherwise interfere with the relationship between Flow Traffic or Image Sensing Systems and any entity or individual who has been a customer, supplier or employee of Flow Traffic or Image Sensing Systems at any time during the term of Mr. Billow’s employment with Flow Traffic. In addition, the agreement provides for the non-disclosure of confidential information of Flow Traffic and Image Sensing Systems both during the term and following termination of the agreement.

        In connection with the execution of the employment agreement, Mr. Billow was granted an option to purchase 100,000 shares of our common stock. Half of these option shares will vest in cumulative installments of 12,500 shares on the first four anniversaries of the date of grant, and the remaining half will vest in cumulative installments of 12,500 shares on the first four anniversaries of the date of grant only if certain performance targets are met. The option immediately vests in full upon a change in control of Image Sensing Systems.

Arthur J. Bourgeois

        On March 23, 2006, we entered into an employment agreement (the Employment Agreement) with Arthur Bourgeois. The Employment Agreement provides that Mr. Bourgeois will serve as our Chief Financial Officer from January 1, 2006 through December 28, 2006 (the Employment Term) and will perform the responsibilities outlined in the Employment Agreement.

        Pursuant to the Employment Agreement, Mr. Bourgeois agreed to work a minimum of 1,200 hours and a maximum of 1,500 hours during the Employment Term in exchange for a salary of $132,000. In addition, the Employment Agreement provides that Mr. Bourgeois will be paid $100 for each hour he works during the Employment Term in excess of 1,500 hours. In consideration of the $132,000, Mr. Bourgeois agreed to forfeit accrued vacation, bonuses and health and medical benefits.

        In the event Mr. Bourgeois’s employment is terminated by us without cause, the Employment Agreement provides that Mr. Bourgeois will be entitled to receive three months severance pay. We also agreed to pay Mr. Bourgeois six months salary in the event that over 50% of our common stock changes hands, substantially all of our assets are sold or the Board of Directors, in its sole and absolute discretion, determines that there has been a sufficient change in stock ownership of Image Sensing Systems, Inc. to constitute a change in control of Image Sensing Systems, Inc.

        The Employment Agreement supersedes Mr. Bourgeois’s Consulting Agreement with the Company dated May 7, 2002 as well as the Addendum to such Consulting Agreement dated September 11, 2003.

AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Magnuson, Mr. Eleftheriou and Mr. Braun. The members of the Audit Committee are independent for purposes of the Nasdaq listing standards and the rules of the Securities and Exchange Commission. Our Board of Directors has identified Richard C. Magnuson, Michael G. Eleftheriou and Richard P. Braun as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The Audit Committee oversees Image Sensing System’s financial reporting process on behalf of the Board of Directors and selects our independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on our financial statements. The Audit Committee discusses with our independent registered public accounting firm the overall scope and plans for its audits and meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

        In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed the financial statements with management and our independent registered public accounting firm, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from our independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Image Sensing Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Richard C. Magnuson, Chair
Michael G. Eleftheriou
Richard P. Braun

Audit Fees

        Audit fees paid, including aggregate fees for the audit of our annual financial statements, reviews of our quarterly financial statements and review of filings with the Securities and Exchange Commission were $53,406 and $47,769, for fiscal 2005 and 2004, respectively.

Audit-Related Fees

        We paid no audit-related fees in fiscal 2005 or 2004.

Tax Fees

        Tax fees paid for tax consulting and tax return preparation were $11,377 and $6,999 for fiscal 2005 and 2004, respectively.

All Other Fees

        We paid no other fees in fiscal 2005 or 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

        To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.

        As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

        All of the services provided by our independent registered public accounting firm in fiscal 2005 and 2004 were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Grant Thornton LLP audited our consolidated financial statements for the fiscal year ended December 31, 2005. The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2006.

        While we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the 2006 annual meeting. The representative will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions from shareholders.

        The Board of Directors recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        Any proposal by a shareholder to be included in our proxy statement for the 2007 annual meeting must comply with the applicable rules and regulations of the Securities and Exchange Commission and must be received at our principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, no later than December 18, 2006. Pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the next annual meeting may grant management the authority to vote in its discretion on any proposal submitted by a shareholder otherwise than through inclusion in the proxy statement for the meeting, unless we have received notice of the shareholder proposal at our principal executive offices on or before March 3, 2007.

ANNUAL REPORT TO SHAREHOLDERS

        We are including with this proxy statement our Annual Report to Shareholders for the year ended December 31, 2005, which includes an audited balance sheet as of that date and the related statements of income, cash flows and shareholders’ equity for fiscal 2005, as well as other financial information relating to Image Sensing Systems, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. Shareholders may request a copy of our Annual Report on Form 10-KSB for fiscal 2005 and any exhibit thereto, as filed with the Securities and Exchange Commission, by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

OTHER MATTERS

        We know of no matters other than those that are described in this proxy statement to come before the 2006 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

/s/   James Murdakes

James Murdakes
Chairman of the Board, Chief Executive Officer,
President and Secretary

Dated:   April 17, 2006

IMAGE SENSING SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 17, 2006

3:30 p.m. Central Time

Science Museum of Minnesota
120 West Kellogg Boulevard
St. Paul, Minnesota 55102

IMAGE SENSING SYSTEMS, INC.	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 17, 2006, revoking any proxy previously given, hereby appoint(s) James Murdakes and Arthur J. Bourgeois as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m. Central Time on Wednesday, May 17, 2006 at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota 55102, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2006 fiscal year, and in the discretion of the named proxies on all other matters.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

See reverse side for voting instructions.

\/     Detach below and return using the envelope provided     \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Richard P. Braun 02 Michael G. Eleftheriou 03 Richard C. Magnuson	04 Panos G. Michalopoulos 05 James Murdakes	☐	FOR all nominees listed to the left (except as specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2006	☐	For	☐	Against	☐	Abstain

Address Change? Mark Box ☐ and indicate changes below:	Date _________________________________________

Signature(s) in Box
PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.